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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANT

      We hereby consent to the use of our report dated February 7, 2005, on the financial statements of iCurie Lab, Inc. for the fiscal years ended December 31, 2004 and December 31, 2003, which is being included in the Registration Statement to be filed by iCurie, Inc. on Form SB-2, and we further consent to the reference to us under the caption "Experts" contained in such Registration Statement.

                                       /s/ Choi, jongman
                                       ----------------------------------------
                                                Choi, jongman
                                               Managing partner
                                       Shinhan Accounting Corporation

Seoul, Republic of Korea
September __30_, 2005